UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2021

US FOODS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37786	26-0347906
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 100

Rosemont, IL 60018

(Address of principal executive offices) (Zip code)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	USFD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

The information set forth in Item 7.01 below is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

Announcement of Notes Offering

On January 25, 2021, US Foods Holding Corp. (“US Foods,” “we,” “our,” or “us”) issued a press release announcing the commencement of a private offering by its direct, wholly-owned subsidiary, US Foods, Inc., of senior unsecured notes (the “Notes”) in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), a copy of which is furnished as Exhibit 99.1 to this current report.

The Notes and the related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This current report does not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Information Included in the Offering Memorandum

US Foods is providing the disclosures below , which US Foods included in a preliminary offering memorandum, dated January 25, 2021, in connection with the offering of the Notes described herein (the “Offering Memorandum”). The information in this current report should be read in conjunction with the risk factors described in our Annual Report on Form 10-K for the year ended December 28, 2019 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 26, 2020. The preliminary estimated unaudited consolidated financial information as of and for the 14- and 53-week periods ended January 2, 2021 is preliminary, unaudited and subject to the completion of US Foods’ financial closing procedures as of and for the 14- and 53-week periods ended January 2, 2021 and should not be viewed as a substitute for the information contained in full quarterly or annual financial statements prepared in accordance with GAAP.

Liquidity Update

In response to the impact of the COVID-19 pandemic, in fiscal year 2020 we took actions aimed at strengthening our liquidity by increasing cash on hand and preserving financial flexibility in light of the economic and business uncertainty resulting from the pandemic. We believe that we will have sufficient liquidity to fund our operations and meet ordinary course obligations through 2022 even if total case volumes remain unchanged from current levels. We cannot, however, assure you that this will be the case. We may pursue additional capital raise transactions at some point in the future if we determine that it would be advisable to further strengthen our liquidity position. We make no assurance, however, that we will be able to raise any additional capital in the future on satisfactory terms or at all. Our continued access to sources of liquidity depends on multiple factors, including economic conditions, the condition of financial markets, the availability of sufficient amounts of financing, our operating performance and our credit ratings. Two rating agencies downgraded our credit ratings in May and September 2020, respectively. Our access to additional capital and the cost of any future financing transactions could be negatively impacted by this downgrade or any future downgrade or if financing sources were to ascribe higher credit risk to us or our industry. In addition, the COVID-19 pandemic has previously adversely affected, and in the future may again adversely affect, the availability of liquidity generally in the capital markets. If in the future the COVID-19 pandemic has an adverse effect on the availability of liquidity generally in the capital markets that could significantly impact our future cost of borrowing and the availability of additional capital to us.

As of September 26, 2020, on an as adjusted basis giving effect to an anticipated offering of $600 million of Notes (and the use of the net proceeds of such offering, together with cash on hand, to fund the redemption of all of our outstanding 5.875% senior unsecured notes due 2024), we would have had approximately $1,003 million of cash and cash equivalents and approximately $1,716 million of additional borrowing capacity under our asset-based senior secured revolving credit facility (based on our estimated borrowing base as of September 26, 2020, which fluctuates from time to time, and after taking into account an aggregate of $273.9 million of outstanding letters of credit).

Preliminary Estimated Unaudited Consolidated Financial Information as of and for the 14 and 53 Weeks Ended January 2, 2021

Our preliminary estimated unaudited consolidated Net sales, Net income and Adjusted EBITDA for the 14 and 53 weeks ended January 2, 2021 and our Cash and cash equivalents and Total debt as of January 2, 2021 are set forth below. Our preliminary estimates set forth below are based solely on information available to us as of the date of this current report and are subject to change. Our preliminary estimates contained in this current report are forward-looking statements. Our actual financial position and results as of and for the 14 and 53 weeks ended January 2, 2021 may differ (and such differences may be material) from these preliminary estimates due to the completion of our financial closing procedures, final adjustments and other developments that may arise between the date of this current report and the time that our financial position and results as of and for the 14 and 53 weeks ended January 2, 2021 are finalized. Accordingly, you should not place undue reliance on this preliminary estimated financial information, as it may differ materially from our actual results.

The preliminary estimates set forth below are not a comprehensive statement of our consolidated financial position and results as of and for the 14 and 53 weeks ended January 2, 2021, and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, these preliminary estimates as of and for the 14 and 53 weeks ended January 2, 2021 are not necessarily indicative of the results to be achieved in any future period.

The preliminary estimated financial information included in this current report has been prepared by, and is the responsibility of, our management. Our external auditors have not audited, reviewed, compiled, or applied any agreed-upon procedures with respect to this preliminary estimated financial information. Accordingly, our external auditors do not express an opinion or any other form of assurance with respect thereto.

	For the fiscal quarter ended			For the fiscal year ended
	January 2, 2021		December 28, 2019	January 2, 2021		December 28, 2019
(in millions)	(estimated)		(actual)	(estimated)		(actual)
	Low	High		Low	High
Preliminary Estimated Statement of Income Data:
Net sales	$6,130	$6,150	$6,934	$22,880	$22,900	$25,939
Net (loss) income	(20)	(10)	92	(236)	(226)	385
Adjusted EBITDA (non-GAAP)	168	180	335	642	654	1,194

	As of
	January 2, 2021	December 28, 2019
	(estimated)	(actual)
Preliminary Estimated Balance Sheet Data
Cash and cash equivalents	$828	$90
Total debt (net of unamortized deferred financing costs)	5,748	4,736

14 Weeks Ended January 2, 2021 Compared with the 13 Weeks Ended December 28, 2019

Total case volume decreased 10.2% for the 14 weeks ended January 2, 2021 compared to the 13 weeks ended December 28, 2019. For the 14 weeks ended January 2, 2021, we expect Net sales to be in the range of $6,130 million to $6,150 million compared to $6,934 million for the 13 weeks ended December 28, 2019. The decrease in total case volume and the expected decrease in Net sales was primarily due to the negative impact of COVID-19, which was partially offset by contributions from Smart Foodservice, which was not owned by us during the 13 week period ended December 28, 2019. For the 14 weeks ended January 2, 2021, we expect the Food Group and Smart Foodservice to contribute aggregate Net sales in the range of approximately $845 million to $855 million. Excluding the impact of the additional week, we expect total Net Sales for the 14 weeks ended January 2, 2021 to be comparable to total Net Sales of $5,848 million for the 13 weeks ended September 26, 2020.

For the 14 weeks ended January 2, 2021, we expect Net loss to be in the range of $20 million to $10 million compared to Net income of $92 million for the 13 weeks ended December 28, 2019. The expected decline in Net income was primarily due to the decline in our Net sales due to the negative impact of COVID-19, which was partially offset by contributions from Smart Foodservice, which was not owned by us during the prior year period.

For the 14 weeks ended January 2, 2021, we expect Adjusted EBITDA to be in the range of approximately $168 million to $180 million compared to $335 million for the 13 weeks ended December 28, 2019. The expected decline in Adjusted EBITDA was primarily due to the decline in Net sales described above, partially offset by contributions from Smart Foodservice, which was not owned by us during the prior year period. Expected Adjusted EBITDA for the 14 weeks ended January 2, 2021 was lower than Adjusted EBITDA for the 13 weeks ended September 26, 2020 primarily due to the non-recurrence of a gain on the sale of a real estate asset, higher wage and related costs, and seasonally higher healthcare costs, partially offset by the impact of the extra week in the period.

53 Weeks Ended January 2, 2021 Compared with the 52 Weeks Ended December 28, 2019

Total case volume decreased 11.0% for the 53 weeks ended January 2, 2021 compared to the 52 weeks ended December 28, 2019. For the 53 weeks ended January 2, 2021, we expect Net sales to be in the range of $22,880 million to $22,900 million compared to $25,939 million for the 52 weeks ended December 28, 2019. The decrease in total case volume and the expected decrease in Net sales was primarily due to the negative impact of COVID-19, which was partially offset by contributions from the Food Group (which is included in our results for the entire 53-weeks ended January 2, 2021, but only from and after September 13, 2019 for the prior year period) and from Smart Foodservice (which is included in our results for the 53 weeks ended January 2, 2021 from and after April 24, 2020, but not in any of our results for the prior year period). For the 53 weeks ended January 2, 2021, we expect the Food Group and Smart Foodservice to contribute aggregate Net sales in the range of approximately $3,107 million to $3,117 million.

For the 53 weeks ended January 2, 2021, we expect Net loss to be in the range of $236 million to $226 million compared to Net Income of $385 million for the 52 weeks ended December 28, 2019. The expected decline in Net income was primarily due to the decline in our Net sales due to the negative impact of COVID-19, which was partially offset by contributions from the Food Group and Smart Foodservice acquisitions.

For the 53 weeks ended January 2, 2021, we expect Adjusted EBITDA to be in the range of approximately $642 million to $654 million compared to $1,194 million for the 52 weeks ended December 28, 2019. The expected decline in Adjusted EBITDA was primarily due to the decline in our Net sales described above. The expected decline was also offset by Adjusted EBITDA attributable to the Food Group and Smart Foodservice acquisitions.

Cash & Cash Equivalents and Total Debt as of January 2, 2021 Compared with December 28, 2019

As of January 2, 2021, we expect our Cash and cash equivalents to have been $828 million compared to $90 million as of December 28, 2019. The expected increase in Cash and cash equivalents was primarily due to our receipt of the proceeds from the issuance of (i) the 6.250% senior secured notes due 2025 in April 2020, net of the portion of the proceeds that was used to fund the prepayment of $400 million principal amount of our senior secured term loans maturing on April 24, 2025 and to pay related fees and expenses, and (ii) 500,000 shares of our Series A Convertible Preferred Stock, par value $0.01 per share to KKR Fresh Aggregator L.P. for an aggregate purchase price of $500 million, in each case which helped preserve financial flexibility in light of the current economic and business uncertainty resulting from the COVID-19 pandemic.

As of January 2, 2021, we expect to have had $5,748 million of Total debt (net of unamortized deferred financing costs) compared to $4,736 million as of December 28, 2019. The increase in Total debt was primarily due to the issuance of the secured notes described above and the borrowing of our senior secured term loans maturing on April 24, 2025.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure. The following table presents a reconciliation to Net income (loss), the most comparable GAAP financial measure, to Adjusted EBITDA for the fiscal quarter and fiscal year ended January 2, 2021 and December 28, 2019, respectively.

	For the fiscal quarter ended			For the fiscal year ended
	January 2, 2021		December 28, 2019	January 2, 2021		December 28, 2019
(in millions)	Low	High		Low	High
	(estimated)		(actual)	(estimated)		(actual)
Net (loss) income (GAAP)	$(20)	$(10)	$92	$(236)	$(226)	$385
Interest expense-net	60	60	57	238	238	184
Income tax (benefit) provision	(14)	(18)	29	(67)	(71)	126
Depreciation and amortization expense	106	106	102	422	422	362

EBITDA (Non-GAAP)	132	138	280	357	363	1,057
Adjustments:
Restructuring and asset impairment costs(1)	—	—	—	39	39	—
Share-based compensation expense(2)	11	11	10	40	40	32
LIFO reserve adjustment(3)	22	22	9	31	31	22
Pension Settlements(4)	—	—	9	—	—	12
Business transformation costs(5)	13	15	3	21	23	9
COVID-19 bad debt expense(6)	(19)	(17)	—	46	48	—
COVID-19 product donations and inventory adjustments(7)	9	11	—	49	51	—
COVID-19 other related expenses(8)	(2)	(2)	—	13	13	—
Income (loss) from discontinued operations(9)	—	—	1	—	—	—
Business acquisition and integration related costs and other(10)	2	2	23	46	46	62
Adjusted EBITDA (Non-GAAP)	$168	$180	$335	$642	$654	$1,194

(1)	Consists primarily of severance and related costs, organization realignment costs and asset impairment costs.
(2)	Share-based compensation expense for expected vesting of stock awards and employee stock purchase plan.
(3)	Represents the non-cash impact of LIFO reserve adjustments.
(4)

Consists of settlement costs resulting from payments to settle benefit obligations with participants in our defined benefit pension plan. See Note 18, Retirement Plans, in our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019 for a further description of the pension settlement costs for fiscal year 2019.

(5)	Consists primarily of costs related to significant process and systems redesign across multiple functions.
(6)

Includes the increase in reserve for doubtful accounts expense reflecting the collection risk associated with our customer base as a result of the COVID-19 pandemic. During the 14 weeks ended January 2, 2021, we reversed $18 million of reserve for doubtful accounts expenses, due to better than anticipated collections of accounts receivable that originated prior to the outbreak of the COVID-19 pandemic in mid-March 2020. For the 53 weeks ended January 2, 2021 we had a total of $67 million of reserve for doubtful accounts expense. Management estimates that approximately $47 million of this reserve for doubtful accounts expense was attributable to the negative impact the COVID-19 pandemic had on many of our customers’ operations during the 53 weeks ended January 2, 2021. This amount was derived by subtracting what management believes to be a reasonable estimate of what reserve for doubtful accounts expense would have been for the 53 week period ended January 2, 2021 had there been no COVID-19 outbreak from actual reserve for doubtful accounts expense for the relevant period

(7)	Includes COVID-19 related expenses related to inventory adjustments and product donations.
(8)	Includes COVID-19 related costs that we are permitted to addback under certain agreements governing our indebtedness.
(9)	Consists of income before income taxes from the three Food Group distribution facilities divested during the fourth quarter of fiscal year 2019.
(10)

Includes Food Group and Smart Foodservice acquisition and integration related costs were $2 million and $45 million for the 14 and 53 weeks ended January 2, 2021, respectively. Food Group acquisition and integration related costs were $17 million and $52 million for the 13 and 52 weeks ended December 28, 2019, respectively. Also includes gains, losses or costs that we are permitted to addback for purposes of calculating Adjusted EBITDA under certain agreements governing our indebtedness.

Non-GAAP Financial Measures

We provide EBITDA and Adjusted EBITDA as supplemental measures to our financial information presented in accordance with accounting principles generally accepted in the United States (“GAAP”) regarding our operating performance and liquidity. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP.

We believe EBITDA and Adjusted EBITDA provide meaningful supplemental information about our operating performance because they exclude amounts that we do not consider part of our core operating results when assessing our performance. Examples of items excluded from Adjusted EBITDA include Restructuring costs (benefit), Share-based compensation expense, LIFO reserve adjustments, Pension settlements, Business transformation costs (business costs associated with the redesign of systems and processes), COVID-19 related costs that we are permitted to addback for purposes of calculating Adjusted EBITDA under certain agreements governing our indebtedness, business acquisition and integration-related costs and other gains, losses and costs that we are permitted to addback for purposes of calculating Adjusted EBITDA under certain agreements governing our indebtedness.

Management uses these non-GAAP financial measures (a) to evaluate US Food’s historical and prospective financial performance as well as its performance relative to its competitors as they assist in highlighting trends, (b) to set internal sales targets and spending budgets, (c) to measure operational profitability and the accuracy of forecasting, (d) to assess financial discipline over operational expenditures, and (e) as an important factor in determining variable compensation for management and employees. EBITDA and Adjusted EBITDA are also used in connection with certain covenants and restricted activities under our debt agreements. We also believe these non-GAAP financial measures and similar measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry. EBITDA and Adjusted EBITDA are not measurements of our performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP.

We caution investors that amounts presented in accordance with our definitions of EBITDA and Adjusted EBITDA may not be the same as similar measures used by other companies. Not all companies and analysts calculate EBITDA and Adjusted EBITDA in the same manner. We compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by presenting the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The non-GAAP financial measures presented in this current report should not be considered in isolation or as a substitute for any performance or liquidity measure, as applicable, calculated in accordance with GAAP. The adjustments made to calculate these non-GAAP financial measures are significant components in understanding and evaluating our financial performance and liquidity.

These non-GAAP financial measures have limitations as analytical tools, some of which are:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;

•	they do not reflect changes in, or cash requirements for, our working capital needs;

•	they do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our substantial indebtedness;

•	they do not reflect any income tax payments we may be required to make;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate these measures differently than we do because such measures do not have standardized definitions, which limits their usefulness as comparative measures.

Because of the limitations discussed above our EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business, or as measures of cash that will be available to us to meet our obligations.

Forward-Looking Statements

Statements in this current report which are not historical in nature are “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the offering and the intended use of the proceeds thereof. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “outlook,” “estimate,” “target,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecast,” “mission,” “strive,” “more,” “goal,” or similar expressions and are based upon various assumptions and our experience in the industry, as well as historical trends, current conditions, and expected future developments. However, you should understand that these statements are not guarantees of performance or results and there are a number of risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed in the forward-looking statements, including, among others, any declines in the consumption of food prepared away from home; the extent and duration of the negative impact of the COVID-19 pandemic on us; cost inflation/deflation and commodity volatility; competition; reliance on third-party suppliers and interruption of product supply or increases in product costs; risks related to our indebtedness, including our substantial amount of debt, our ability to incur substantially more debt, our potential inability to generate sufficient cash flows to service our debt and increases in our interest rates; restrictions and limitations placed on us by our agreements and instruments governing our debt; changes in our relationships with customers and group purchasing organizations; our ability to increase or maintain sales to the highest margin portions of our business; effective integration of acquired businesses; achievement of expected benefits from cost savings initiatives; increases in fuel costs; economic factors affecting consumer confidence and discretionary spending; changes in consumer eating habits; our reputation in the industry; labor relations and costs and continued access to qualified and diverse labor; cost and pricing structures; changes in tax laws and regulations and resolution of tax disputes; environmental, health and safety and other governmental regulations, including actions taken by national, state and local governments to contain the COVID-19 pandemic, such as travel restrictions or bans, social distancing requirements, and required closures of non-essential businesses; product recalls and product liability claims; adverse judgments or settlements resulting from litigation; disruption of existing technologies and implementation of new technologies; cybersecurity incidents and other technology disruptions; management of retirement benefits and pension obligations; extreme weather conditions, natural disasters and other catastrophic events, including pandemics and the rapid spread of contagious illnesses; and risks associated with intellectual property, including potential infringement. For a detailed discussion of these risks, uncertainties and other factors, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019, which was filed with the SEC on February 13, 2020, and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 26, 2020, which was filed with the SEC on November 2, 2020. The forward-looking statements contained in this current report speak only as of the date of this current report. We undertake no obligation to update or revise any forward-looking statements, except as may be required by law. We may not consummate the offering and, if the offering is consummated, we cannot provide any assurances regarding the final terms of the offering or our ability to effectively apply the net proceeds as described above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 25, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: January 25, 2021		US Foods Holding Corp.

	By:	/s/ Dirk J. Locascio
Dirk J. Locascio
Chief Financial Officer